UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 08, 2006
                Date of Report (Date of earliest event reported)


                               AUGRID CORPORATION
                 (Name of small business issuer in its charter)

                   NEVADA                             34-1878390
       (State or other jurisdiction of              (IRS Employer
       incorporation or organization)             Identification No.)

                7 North - 6th Street, Vineland, New Jersey 08360

                               Phone 856-205-0856
                           (Issuer's telephone number)
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Item 1.01  Material Change

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03  Amendments to Articles of Incorporation or Bylaws;
           Change in Fiscal Year

On or around September 8, 2006, as a direct result of the company's reorganization effort and in a constant effort to remain in compliance MJ Shaheed, President, CEO and Chairman of the Board of the corporation completed the retention of services process with Securities Counsel Joseph I. Emas as well as the accounting firm of Frank Kapitza & Associates to satisfy the preliminary documentation prior to the review and signature of Malone and Bailey, PC. In addition, the management has determined that the name of company should be reflective of the new broad based capital structure and its designation as a holding company therefore; the name of the corporation AuGRID Global Holdings Corporation more accurately reflects the Company's operations and future intentions. The company's Articles of Incorporation have been amended to reflect the changes. Over the past several months, the corporation has reviewed and accepted the resignation of board member Essa Mashni and in accordance with the bylaws of the corporation named Sandra Salim to the Board of Directors to fill the vacancy.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AUGRID CORPORATION

Date: September 27, 2006
                                  By:  /s/ M. J. Shaheed
                                       --------------------------------
                                       M. J. Shaheed

                                       Chief Executive Officer and
                                       Director